UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 24, 2014

CIMETRIX INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-16454	87-0439107
(State or other jurisdiction of incorporation)	Commission File No.	(IRS Employer Identification Number)

6979 South High Tech Drive
Salt Lake City, Utah	84047-3757
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:
(801) 256-6500

N/A
Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 8.01 Other Events

On December 24, 2014, Cimetrix Incorporated. (“Cimetrix”), a Nevada corporation, issued a press release advising that the amendment to its articles of incorporation to implement a reverse stock split of its outstanding common stock will take effect at 12:01 a.m. on December 26, 2014. The amendment reduces the number of authorized shares of common stock from 100,000,000, par value $0.001 per share, to 10,000 shares, par value $0.001 per share.  At the effective time, the outstanding shares of common stock will be reduced on the basis of 1 share for each previously issued 10,000 shares.  Cimetrix will not issue fractional shares, but will pay cash to stockholders who would otherwise be entitled to receive a fractional share.  A copy of the amendment is attached to this Current Report on Form 8-K as Exhibit (b)(3).

      To complete its going private transaction, the Company intends to file a Form 15 with the Securities and Exchange Commission on or about January 5, 2015. At the time that the Form 15 is filed, Cimetrix’s periodic reporting obligations under the Exchange Act will be suspended, and Cimetrix will cease to file reports and information with the SEC. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Exhibits
(b)(3) Certificate of Amendment 99.1 Press release dated December 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cimetrix Incorporated

Dated:  December 24, 2014
By /S/
Robert H. Reback
President and Chief Executive Officer
(Principal Executive Officer)